UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2008, the registrant and its subsidiaries, Northern Power Systems, Inc., or Northern, Proton Energy Systems, Inc., or Proton, and Technology Drive, L.L.C., or Technology Drive, entered into a First Amendment to Purchase Agreement, Company Security and Pledge Agreement, Subsidiary Security and Pledge Agreement and Registration Rights Agreement, or the Amendment, with Perseus Partners VII, L.P., or Perseus. The Amendment is filed as Exhibit 10.1 hereto.

The Amendment amends the following agreements:

•	the Securities Purchase Agreement between the registrant and Perseus dated as of May 10, 2007;

•	the Security and Pledge Agreement between the registrant and Perseus dated as of June 1, 2007;

•	the Subsidiary Security and Pledge Agreement between the registrant, Northern, Proton, Technology Drive and Perseus dated as of June 1, 2007; and

•	the Registration Rights Agreement between the registrant and Perseus dated as of June 1, 2007.

Pursuant to the Amendment, the registrant agreed to sell and issue to Perseus, and Perseus agreed to purchase, an Additional Investment Note, or the Additional Note. The Additional Note has an original principal amount of $1.5 million, bears interest at 12.5% per annum, compounded quarterly, and is due in full on November 30, 2008. The registrant may choose to pay the interest in cash or in kind by the issuance of additional senior secured convertible promissory notes, or the Additional Convertible Notes. At Perseus’s election, the principal and any unpaid interest under the Additional Note are convertible into shares of the registrant’s common stock at a conversion price of $0.33 per share. Assuming that (a) the registrant pays all interest in kind and (b) Perseus fully converts the Additional Note and all of the Additional Convertible Notes, Perseus would receive 4,966,213 shares of the registrant’s common stock. The loan is secured by a security interest on all of the registrant’s assets and those of its material subsidiaries. The Additional Note contains customary affirmative and negative covenants. The Additional Note also specifies events of default that would cause the Additional Note to become immediately due and payable. The events of default under the Additional Note include any time that the registrant’s (1) working capital, as defined in the Additional Note, falls below $3.5 million or (2) unrestricted cash and cash equivalents fall below $1.0 million, excluding proceeds from any sale of assets outside the ordinary course. Any event of default under the Additional Note will also constitute an event of default under the previous notes issued to Perseus. The Additional Note is filed as Exhibit 10.2 hereto.

In addition, in the event of an investment by an investor approved by Perseus in a project, joint venture, partnership or other transaction for the purpose of developing the registrant’s wind turbine products, the registrant agreed to:

•	if the project uses an entity other than the registrant, issue to Perseus, for no additional consideration, a 5% fully-diluted interest in such entity; or

•

if the investor makes an investment directly in the registrant, issue to Perseus, for no additional consideration, a warrant to purchase, at an exercise price of $0.33 per share, up to 909,090 shares of the registrant’s common stock.

Further, in the event of a sale of assets by the registrant or any of its affiliates (other than sales in the ordinary course of business), the registrant agreed to:

•	use all or part of the net proceeds to repay some or all of its obligations to Perseus;

•	deliver an irrevocable letter of credit to Perseus in the amount of the net proceeds less any repayment of obligations owed to Perseus;

•	place the net proceeds less any repayment of obligations owed to Perseus in a restricted cash account; or

•	otherwise secure the obligations owed to Perseus or make such other arrangements with respect to the net proceeds as requested by Perseus, in each case as directed by Perseus.

Under the Securities Purchase Agreement, the registrant had undertaken to use commercially reasonable efforts to sell its Proton subsidiary. The Amendment permits the registrant to suspend active efforts to sell Proton, but Perseus retains the right to reinstate the requirement at any time.

The Amendment also amends the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreement and the Registration Rights Agreement to provide for the Additional Note on the same terms as the other notes issued pursuant to the Securities Purchase Agreement.

Perseus, through its right to convert its already outstanding convertible notes into the common stock of the registrant and to exercise its warrants, has the right acquire greater than 50% of the registrant’s total outstanding common stock at any time. In addition, under the terms of the Securities Purchase Agreement, Perseus is entitled to representation on the registrant’s board of directors equal to at least its percentage ownership in the registrant, assuming exercise of its warrants and conversion of its convertible notes. Based upon the registrant’s current capitalization, Perseus currently has the right under this provision to name a majority of the directors on the registrant’s board. Pursuant to agreements between the registrant and Perseus, Perseus has not exercised its right to name a majority of the registrant’s directors, but it retains the right to do so at any time. Currently, one director nominated by Perseus sits on the registrant’s board of directors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 regarding the issuance of the Additional Note is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 regarding the issuance of the Additional Note is incorporated herein by reference. This issuance was made in a private placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Purchase Agreement, Company Security and Pledge Agreement, Subsidiary Security and Pledge Agreement and Registration Rights Agreement between the registrant, Northern Power Systems, Inc., Proton Energy Systems, Inc., Technology Drive, L.L.C. and Perseus Partners VII, L.P. dated March 13, 2008, including exhibits.

10.2	Additional Investment Senior Secured Convertible Promissory Note dated March 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: March 13, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Purchase Agreement, Company Security and Pledge Agreement, Subsidiary Security and Pledge Agreement and Registration Rights Agreement between the registrant, Northern Power Systems, Inc., Proton Energy Systems, Inc., Technology Drive, L.L.C. and Perseus Partners VII, L.P. dated March 13, 2008, including exhibits.

10.2	Additional Investment Senior Secured Convertible Promissory Note dated March 13, 2008.